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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated (i) January 25, 1999, except for Note W, for which the date is March 5, 1999, on our audits of the consolidated financial statements and financial statement schedule of Berkshire Realty Company, Inc. and Subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, (ii) August 28, 1998 on our audit of the statement of revenue over certain operating expenses of the Intercapital Portfolio for the year ended December 31, 1997, and (iii) September 11, 1998 on our audit of the statement of revenue over certain operating expenses of the Cooper Portfolio for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".


                                                  /s/ PricewaterhouseCoopers LLP




Boston, Massachusetts
June 18, 1999